UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CNL Healthcare Properties, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

☐	Fee paid previously with preliminary materials.

Your Vote is Missing. We urgently need your vote. CNL Healthcare Properties YOUR VOTE MATTERS. We’ve made it easy, so take two minutes right now on any device you prefer PHONE TABLET PC Go to: proxyvote.com

CNL Healthcare Properties Your vote is missing and urgently needed. The annual shareholders meeting will be held on November 28, 2023. Whether or not you plan to attend, your vote is very important. You can vote your shares by internet, telephone, or mail. Simply follow the information below, which is also on the enclosed form. For your convenience, we’ve highlighted where you can find your unique Control Number. If you have any questions or need assistance in voting your shares, please call 1-855-928-4482. THREE WAYS TO VOTE ONLINE WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. PHONE WITHOUT A PROXY CARD Call 1-855-928-4482 Monday to Friday, 9:00 a.m. to 9:00 p.m. ET to speak with a proxy specialist. WITH A PROXY CARD Call 1-800-690-6903 to vote using the automated system MAIL VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. 0000 0000 0000 0000 NOTE: This is not an actual Control Number. Please refer to the proxy card for your unique Control Number. 0000 0000 0000 0000 NOTE: This is not an actual Control Number. Please refer to the voting instruction form for your unique Control Number.